UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – October 30, 2025
(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 S. MINT STREET, CHARLOTTE, NC..................................................28202
......(Address of principal executive offices).................................................(Zip Code)

 Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	HON	The Nasdaq Stock Market LLC
3.500% Senior Notes due 2027	HON 27	The Nasdaq Stock Market LLC
2.250% Senior Notes due 2028	HON 28A	The Nasdaq Stock Market LLC
3.375% Senior Notes due 2030	HON 30	The Nasdaq Stock Market LLC
0.750% Senior Notes due 2032	HON 32	The Nasdaq Stock Market LLC
3.750% Senior Notes due 2032	HON 32A	The Nasdaq Stock Market LLC
4.125% Senior Notes due 2034	HON 34	The Nasdaq Stock Market LLC
3.750% Senior Notes due 2036	HON 36	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

On October 30, 2025, Honeywell International Inc. (“Honeywell”) announced, among other things, the consummation of the previously announced plan to spin off its Advanced Materials business into an independent, publicly traded company (the “Spin-Off”). Immediately prior to the consummation of the Spin-Off, Solstice Advanced Materials Inc. (“Solstice Advanced Materials”) was a wholly owned subsidiary of Honeywell. Effective as of 12:01 a.m. New York City time on October 30, 2025 (the “Distribution Date”), Honeywell completed the Spin-Off through a pro rata distribution of all of the issued and outstanding shares of common stock of Solstice Advanced Materials, par value $0.01 per share (the “Solstice Common Stock”), held immediately prior to the Distribution (as defined below) to the holders of record of the issued and outstanding shares of common stock of Honeywell, par value $1.00 per share (the “Honeywell Common Stock”), on the basis of one (1) share of Solstice Common Stock for every four (4) shares of Honeywell Common Stock held by such Honeywell stockholders as of the close of business on October 17, 2025 (the “Distribution”). Solstice Advanced Materials is now an independent public company and Solstice Common Stock will commence trading “regular way” under the symbol “SOLS” on the Nasdaq Stock Market LLC (the “Nasdaq”) as of 9:30 a.m. New York City time on the Distribution Date. Honeywell did not issue fractional shares of Solstice Common Stock in connection with the Distribution. Fractional shares of Solstice Common Stock that would otherwise be allocable to Honeywell stockholders will be aggregated and sold in the open market by a distribution agent, and Honeywell stockholders will receive cash in lieu of such fractional amounts representing the pro rata portion of the aggregate cash proceeds of such sales, net of withholding taxes and brokerage commission. Following the Spin-Off, Honeywell does not beneficially own any shares of Solstice Common Stock and will no longer consolidate Solstice Advanced Materials within Honeywell’s financial results.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit #	Description
99.1	Press Release of Honeywell International Inc., dated as of October 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 30, 2025	HONEYWELL INTERNATIONAL INC.

By: /s/ Su Ping Lu
Su Ping Lu
Senior Vice President, General Counsel and Corporate Secretary